Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reschedules Annual Meeting of Stockholders

PHILADELPHIA — August 17, 2016 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today a new date for the company’s 2016 Annual Meeting of Stockholders which had previously been postponed.  The Annual Meeting will be held on Friday, October 21, 2016, at 11:00 a.m. ET at Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania.  The company also announced September 20, 2016 as the new record date for stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

The company will file with the SEC and send to stockholders new proxy materials in connection with the Annual Meeting.  Stockholders who wish to present proposals to be included in the company’s proxy materials for the Annual Meeting must submit such proposals to the company at Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103, Attn: Corporate Secretary, by August 27, 2016 and must comply with the procedures of Rule 14a-8 under the Exchange Act of 1934, as amended.  The company’s Bylaws provide that a stockholder may propose business for consideration or nominate persons for election to the Board without seeking to have the proposal included in the company’s proxy statement pursuant to Rule 14a-8.  The company’s Bylaws require that notice of such proposals or nominations for the Annual Meeting be received by the company no later than the close of business on August 27, 2016.  Any notice must satisfy the other requirements in the company’s Bylaws applicable to such proposals and nominations.

Hill International, with 4,500 professionals in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the eighth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from  our forward-looking statements include the outcome of pending litigation in the Court of Chancery in the State of Delaware regarding our Annual Meeting and other factors set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-G)

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